Exhibit 24.1

                                Power of Attorney


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John E. Bailye and Charles C. Warczakowski, and each of them acting individually, as his attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign the Registration Statement on Form S-8 of Dendrite International, Inc. and any and all amendments thereto under the Securities Act of 1933, including any and all pre-effective or post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                 Name                    Title                                         Date


/s/John E. Bailye
-----------------------------------      Chief Executive Officer, President
                                         and Director                                  September 27, 1996
            John E. Bailye

/s/Charles C. Warczakowski
-----------------------------------      Vice President, Finance and                   September 27, 1996
                                         Treasurer (Chief Financial Officer
       Charles C. Warczakowski           and Principal Accounting Officer)

/s/Bernard M. Goldsmith
-----------------------------------      Director                                      September 27, 1996

         Bernard M. Goldsmith

/s/John H. Martinson
-----------------------------------      Director                                      September 27, 1996

          John H. Martinson

/s/G. Robert Marcus
-----------------------------------      Director                                      September 27, 1996

           G. Robert Marcus

/s/Paul Margolis
-----------------------------------      Director                                      September 27, 1996

            Paul Margolis
